Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Strategic Mining Corp. for the period ended December 31, 2011, I, Ian Lambert, Chief Financial Officer of Strategic Mining Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-K for the period ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-K for the period ended December 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Strategic Mining Corp.

STRATEGIC MINING CORP.

Date: October 24, 2012	By:	/s/ Ian Lambert
Ian Lambert
Chief Financial Officer, Director